UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2018

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2018, David Noble was hired by Digirad Corporation (the “Company”) to serve as the Company’s Chief Operating Officer. The Company announced Mr. Noble’s employment by press release on September 10, 2018.

Prior to being named Chief Operating Officer of the Company, Mr. Noble, age 48, served as Managing Member of Noble Point LLC, a business and financial advisory firm where he, among other things, advised medical practices on operations, growth opportunities, and financing from October 2017 to August 2018. From 2015 to 2017, Mr. Noble served as Managing Director, Head of Equity Capital Markets (ECM) for the Americas at HSBC, where he established the Latin American franchise and grew regional revenues to account for a significant portion of their global ECM business. Mr. Noble earned an MBA in Finance from MIT and a BA from Yale University.

In connection with his employment, Mr. Noble will be paid a base salary of $300,000 per year, and commencing in 2019 will participate in the Company’s Annual Executive Incentive Plan with a target of 50% of base salary. In addition, Mr. Noble will receive an annual equity award in the form of restricted stock units (the “RSUs”). The RSUs granted with respect to fiscal year 2018 will have a grant date fair value equal to $66,667 and for fiscal year 2019, a fair value equal to $200,000. For 2020 and later years, the annual award of RSUs shall be determined by the Compensation Committee of the Company’s Board of Directors (the “Board”). Mr. Noble will also participate in the Company’s benefits programs available to its other employees, including the Company’s 401(k) Retirement Plan. Digirad will match 25% of Mr. Noble’s first 6% contributed to the Company’s 401(k) Retirement Plan, with a max of $2,500 per year.

There are no arrangements or understandings between Mr. Noble and any other persons pursuant to which he was selected as Chief Operating Officer. There are no family relationships between Mr. Noble and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Press Release and LOI

On September 10, 2018, the Company issued a press release (the “Press Release”) reporting that the Board had approved converting the Company into a diversified holding company (the “HoldCo Conversion”), and the Company’s acquisition of ATRM Holdings, Inc. (“ATRM”) as an initial “kick-off” transaction (the “ATRM Acquisition”). The Press Release also reported that the Company entered into a non-binding letter of intent (the “LOI”) relating to the ATRM Acquisition and had hired Mr. Noble as its Chief Operating Officer on September 1, 2018.

Under the terms contemplated in the LOI, ATRM stockholders will receive consideration consisting of 0.4 shares of Digirad common stock for each share of outstanding ATRM common stock acquired by the Company in the ATRM Acquisition. The issuance of Digirad common stock in connection with the ATRM Acquisition is expected to increase the number of shares of outstanding Digirad common stock by just under 5%. The ATRM Acquisition will be subject to, among other things, ATRM becoming current with its SEC filings and the negotiation and execution of definitive documentation. The final terms of the ATRM Acquisition are subject to change depending on the outcome of the Company’s due diligence investigation and may differ from those reflected in the LOI. The ATRM Acquisition was approved by a special committee of independent directors of the Company.

Jeffrey E. Eberwein, the Chairman of the Company’s Board, owns approximately 17.4% of the outstanding common stock of ATRM. Mr. Eberwein is also the Chief Executive Officer of Lone Star Value Management, LLC, which is the investment manager of Lone Star Value Investors, LP (“LSVI”). LSVI owns 216,094 shares of the Company’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”) and another 363,651 shares of Series B Stock are owned directly by Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”). Through these relationships and other relationships with affiliated entities, Mr. Eberwein may be deemed the beneficial owner of the securities owned by LSVI and LSV Co-Invest I. Mr. Eberwein disclaims beneficial ownership of Series B Stock, except to the extent of his pecuniary interest therein.

The foregoing summary of the Press Release is qualified in its entirety by the full text of the Press Release furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Investor Presentation

Pursuant to Regulation FD, the Company hereby furnishes the presentation (the “Presentation”) that the Company will present to investors and customers on or after September 10, 2018, relating to the HoldCo Conversion and the ATRM Acquisition. The Presentation is attached hereto as Exhibit 99.2 and will be available on the Company’s website at www.digirad.com under the “Investors” tab.

The information furnished by the Company pursuant to this item, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Voluntary Disclosure.

On September 10, 2018, Jeffrey E. Eberwein, the Chairman of the Board of Directors of the Company, entered into a Put Option and Standstill Agreement (the “Agreement”) with Cannell Capital LLC (“Cannell”). Under the terms of the Agreement, Mr. Eberwein issued a put with an exercise price of $1.65 per share (the “Put”), to Cannell in exchange for certain “stand still” covenants that expire on the expiration date of the Put. Pursuant to the terms of the Agreement, Cannell may sell its shares of the Company’s common stock to Mr. Eberwein on August 30, 2019 for $1.65 per share, subject to compliance with the Put’s terms and conditions. The Put expires August 30, 2019.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release.

	99.2	Investor Presentation presented by Digirad Corporation to investors and customers on or after September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Matthew G. Molchan
President, Chief Executive Officer
and Interim Chief Financial Officer

Date: September 10, 2018